Exhibit-99.1

Final Transcript
CHINA PRECISION STEEL: China Precision Steel Q2 Earnings Call
February 19, 2008/9:00 a.m. EST

SPEAKERS

Leslie Richardson, CCG Elite, Investor Relations

Leadi Li, Chief Financial Officer, China Precision Steel

Dr. Wo Hing Li, Chief Executive Officer, China Precision Steel

PRESENTATION

Moderator

Good day, ladies and gentlemen and welcome to the China Precision Steel Second Quarter 2008

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CHINA PRECISION STEEL: China Precision Steel Q2 Earnings Call
February 19, 2008/9:00 a.m. EST

Earnings Conference Call.  At this time all participants are on a listen-only mode.  We will be facilitating a question and answer session towards the end of today’s conference.  I will now turn your call over to Ms. Leslie Richardson from CCG Elite.  Please proceed.

L. Richardson                                                                      Good morning, ladies and gentlemen.  My name is Leslie Richardson from CCG Elite Investor Relations and I’d like to welcome you China Precision Steel’s Second Quarter 2007 Conference Call.

Joining us today from China are China Precision Steel’s Chairman and CEO, Dr. Wo Hing Li and company’s Chief Financial Officer, Ms. Leadi Li.  I would like to remind our listeners that in this call, management’s prepared remarks contain forward-looking statements, which are subject to risks and uncertainties and management may make additional forward-looking statements in response to your questions.  Therefore, the customer claims the protection of the Safe Harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act of 1995.  Actual results

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CHINA PRECISION STEEL: China Precision Steel Q2 Earnings Call
February 19, 2008/9:00 a.m. EST

may differ from those discussed today due to such risks including but not limited to business conditions in China, legislations or … environments, requirements or changes adversely affecting the business in which China Precision Steel is engaged, cyclicality of the steel consumption including overcapacity and declining steel prices, limited availability of raw material and energy may constrain operating levels and reduce profit margins, environmental compliance and remediation and other risk factors detailed from time to time in the company’s filings and future filings with the United States Security and Exchange Commission accordingly.

Although the company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.  In addition, any projections as to the company’s future performance represent management’s estimates as of today, February 19th, 2008.  China Precision Steel sees no obligations to update these projections in the future as market conditions change.  For those of you unable to listen to the entire call at this time, a recording will be available via Webcast for 90 days.

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CHINA PRECISION STEEL: China Precision Steel Q2 Earnings Call
February 19, 2008/9:00 a.m. EST

The Webcast link is available at the company’s corporate Website.  With that, I now present the management discussion section on behalf of Dr. Li, China Precision Steel’s Chairman and CEO.

Dr. Li                                                                                                                   (Translated by Leslie Richardson).  Welcome to all of you and thank you for joining China Precision Steel’s Second Quarter 2008 Conference Call.  We are pleased to announce that we successfully reduced much of our inventory that was accumulated in the first part of 2007 and have returned our focus to maximizing gross margins while expanding our market penetration in domestic and international markets.

Our revenue for the second quarter of 2008 was $11.9 million, down from 20.6% from $15 million in the second quarter of fiscal 2007.  The decline in revenue was the result of two issues.  First, because of the complexity and longer production times involved with our high margin products, our overall sales volume decline resulted in low revenues from the year ago period.  Second, we made a $2 million adjustment to our sales taxes during the quarter, which reduced our revenue.

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CHINA PRECISION STEEL: China Precision Steel Q2 Earnings Call
February 19, 2008/9:00 a.m. EST

High carbon and low carbon products generated 37.9% and 46.9% of total revenue respectively.

The balance of 15.2% of the revenue generated from sales of scrap metal and subcontracting income.  Exports for the quarter were 26.1% of total revenue.  Sales volume of our Precision Steel products was 14,010 metric tons, down 28.6% from 19,634 metric tons in the second quarter of fiscal 2007.  The year-over-year decline in sales volume reflects our change in sales mix during the quarter to a more high-quality, high-margin products which require longer production time due to their complexity.

Our higher Precision Steel products can take up to several weeks to produce compared to our lower Precision products that are not pressed to reduce thickness and have shorter production times.  As a result of the change in products mix, our gross margins increased 5.7% to 28.4% for the quarter compared to 22.7% from the same period a year ago.

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CHINA PRECISION STEEL: China Precision Steel Q2 Earnings Call
February 19, 2008/9:00 a.m. EST

At the beginning of November we successfully raised gross proceeds of $47.9 million in a private placement of our common stock.  We believe our stronger balance sheet increases our competitive by providing capital to expand our capacity and product offering.  We intend to use the net proceeds for the repayment of certain existing bank debt in the amount of approximately $22 million.  Capital expenditures related to the completion of the second reverse wheeling mill and annealing furnace and construction of third reverse wheeling mill and related capital expenditures in the amount of approximately $18 million and the balance for general corporate purposes.

During the quarter we added a new continuous annealing furnace for processing 300-series stainless steel.  A continuous annealing furnace … steel by passing it through different zones at constant temperatures.  During the process the steel is heated in a precision-controlled oxygen-free atmosphere to provide the different strength and formability levels required by our customers’ applications.  This new furnace allows us to expand our product offering to include high margin precision stainless steel.  Targeted in markets include electronic

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CHINA PRECISION STEEL: China Precision Steel Q2 Earnings Call
February 19, 2008/9:00 a.m. EST

components such as portable DVD players hard disk cases.  The Kneeling line is in the trial production and is expected to begin contributing to revenue during the third quarter of fiscal 2008.  We have decided to postpone the construction of our third cold-rolled mill originally scheduled for the first quarter of calendar 2008.  As mentioned earlier, our goal is to optimize our product mix and gross profit.  Therefore, we’ve decided to focus on our current operations and product mix as we evaluate our growth opportunities.   Our second Cold-rolled mill completed in September, 2006 is now at 50% utilization rate and is expected to reach maximum production capacity in the next two years.

As for our research and development efforts, we have successfully completed the R&D for cold-rolled steel used in … guidance cold-rolled mills and in negotiations with potential customers.  We are continuing with the R&D for Cold-rolled Steel using double-layer welded pipes for various industrial applications.   Both of those products are high-quality complex products that generate high margins.

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CHINA PRECISION STEEL: China Precision Steel Q2 Earnings Call
February 19, 2008/9:00 a.m. EST

In December we were rewarded the high-tech enterprise certification by the Science and Technology Commission of the Shanghai Municipality in December, 2007.  The certification is awarded to high-tech enterprises with technology-intensive competitive advantages and leading products that utilize advanced corporate management systems.  288 companies in various industries received this certification in 2007.  Receiving the high-tech enterprise certification indicates our products and services meet the high standards set by the Science and Technology Commission of the Shanghai Municipality.  The certification also provides China Precision Steel access to numerous government benefits including certain tax benefits that are subject to further approval, irrelevant tax authorities and increases of visibility in the Precision Steel industry.  Now I will turn the call over to Leadi who will discuss financial results for the second quarter in detail.

L. Li                                                                                                                         Thank you, Leslie.  Our revenues for second quarter of fiscal 2008 were $11.9 billion, down 20.6% from $15 million in the first quarter of fiscal 2007.  The decrease in revenue is

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CHINA PRECISION STEEL: China Precision Steel Q2 Earnings Call
February 19, 2008/9:00 a.m. EST

attributed to changes in sales mix to high-quality and high-margin products.

As Leslie mentioned, the complexity and longer production times for the higher margin products resulted in less volumes sold in the second quarter compared to the same quarter a year ago.  Revenues were also impacted by a … adjustment as a result of an under provision of the ATM sales tax in the first quarter of fiscal 2008.

High carbon and low carbon products accounted for 37.9% and 46.9% respectively compared to 52.3% and 47.7% respectively in the same period a year ago.  Revenues from exports were $3.1 million or 26.1% of total revenues.

Our … profit in the second quarter of fiscal 2008 was $3.4 million, unchanged from the same period a year ago.  Our gross margin increased to 28.4% from 22.7% from the prior year period.  The increased gross margin is attributed to the increased sales of high margin, higher quality products.

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CHINA PRECISION STEEL: China Precision Steel Q2 Earnings Call
February 19, 2008/9:00 a.m. EST

Selling expenses were $180,744 or 1.5% of revenues compared to the $64,693 or 0.4% of revenues in the second quarter of fiscal 2007.  The increase in selling expenses was the result of the increased transportation expenses and frequency of deliveries from a broader customer base.  Administrative expenses were $846,218 or 7.1% of revenue compared to $498,737 or 3.3% of revenue in the same period a year ago.  The increase administrative expenses were due to costs associated with being a public company, as well as increases in wages and salaries.

Operating income for the second quarter of fiscal 2008 was $2.3 million compared to operating income of $2.8 million in the same quarter last year.  Operating margin increased to 19.4% from 18.9% in the year ago period.  Our net income for the second quarter of fiscal year 2008 was $2.4 million, down from $2.9 million in the same period of the prior year.  Fully diluted Earnings Per Share were 0.05% compared to 0.11% in the comparable period a year ago.  Diluted Earnings Per Share reflects an increase of $16.7 million weighted average diluted

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CHINA PRECISION STEEL: China Precision Steel Q2 Earnings Call
February 19, 2008/9:00 a.m. EST

share outstanding from the year ago period due to the sale of common stock in February and November, 2007.

Now, briefly covering our balance sheet.  As of December 31st, 2007 we had $40.2 million in cash and cash equivalents, total liabilities of $14.4 million and a working capital of $56.8 million.  Accounts receivables, which includes traded receivables and … and other receivables … at $35.7 million at quarter end, up from $8.3 million as June 30th, 2007.  We made a provision for receivables that have not been paid within 90 days since under half of our … that carry little risk of non-payment.

Our shareholders’ equity stood at $7.2 million compared to $51.1 million as of June 30th, 2007.  Our budget for capital expenditures for the calendar year is $16 million to be used for purchasing a new 700 millimeters … We believe that the proceeds from our recent financing provide us with the resources we need to meet our liquidity requirements and … our capital expenditures.  Now Leslie will provide some final remarks before we open up the call for questions and answers.

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CHINA PRECISION STEEL: China Precision Steel Q2 Earnings Call
February 19, 2008/9:00 a.m. EST

L. Richardson                                                                      Thanks, Leadi.  I’d like to conclude by saying we are continuing to ramp up capacity and expand our product offering for Cold-rolled Precision Steel.  Our second Cold-rolled mill is now operating at 50% capacity and we’ve just added a new continuous annealing line for processing high-margin 300-series stainless steel.  The continuous annealing line enables us to expand our product offering for our higher margin Precision Steel products.  We’ve completed development of Cold-rolled still used in … guidance rails and expect to complete the development of cold-rolled steel used in double-layer welded pipes this quarter.  We believe that the receipt of the high-tech enterprise certification award by the Science and Technology Commission of Shanghai Municipality is a testament to our leading technological expertise and competitive position in the Precision Steel industry.  I’d like to thank you all for your interest in China Precision Steel and we look forward to updating you on China Precision Steel’s progress next quarter.  We will now open up the call to any questions you may have for Dr. Li and Ms. Leadi Li.

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CHINA PRECISION STEEL: China Precision Steel Q2 Earnings Call
February 19, 2008/9:00 a.m. EST

Moderator                                                                                       Your first question will come from the line of Edward Tam.  Edward has removed himself from the queue.  So there are no questions at this time.

L. Richardson                                                                      Thank you very much for attending our conference call.  You can contact myself, Leslie Richardson, or Leadi Li if you have any additional questions.

Moderator                                                                                       Thank you for your participation in today’s conference.  This concludes our presentation and you my now disconnect.

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